EXHIBIT 99.1

ACTIVCARD CORP.

2004 Equity Incentive Plan

Restricted Stock Unit Director Grant Agreement

This Restricted Stock Unit Director Grant Agreement (the “Agreement”) is dated as of                                         , 20     and is entered into between ActivCard Corp., a Delaware corporation (the “Company”), and                                          (the “Director”).

Pursuant to the terms of the 2004 Equity Incentive Plan (the “Plan”) the Company hereby awards to Director restricted stock units (“Restricted Stock Units”) on the terms and conditions as set forth in this Agreement and the Plan. Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan.

In consideration of the mutual promises set forth below, the parties hereto agree as follows:

1.    Award of Restricted Stock Units. Subject to the terms and conditions of this Agreement and the Plan (the terms of which are incorporated herein by reference) and effective as of the date set forth above, the Company hereby grants to the Director                                          (                    ) Restricted Stock Units.

2.    Vesting. Restricted Stock Units vest in equal monthly installments over the three-year period starting on the date of this Agreement (“Vesting Dates”), provided that through a particular Vesting Date the Director continuously remains in service to the Company. In the event of a Change of Control or Fundamental Transaction, the vesting of Restricted Stock Units shall accelerate.

3.    Effect of Termination. If the Director’s service is terminated by the Director or by the Company or an Affiliate for any reason, all Restricted Stock Units which are not vested as of the date of termination shall be forfeited.

4.    Distribution. Stock certificates (the “Certificate”) evidencing a one for one conversion (adjusted as provided in the Plan) of vested Restricted Stock Units into Shares shall be issued and registered in the Director’s name as of the later of a particular Vesting Date or the date elected in Exhibit A (such date being the end of the “Restricted Period”). Subject to Section 7 of this Agreement, Certificates will be delivered to the Director as soon as practicable after the end of the Restricted Period. In the case of death, Certificates shall be delivered to the Director’s beneficiary or estate as soon as practicable following the date of death.

5.    Deferral Election. The Director may elect to defer delivery of the Certificates that would otherwise be due by virtue of the lapse or waiver of the vesting requirements as set forth in Section 2. The election must be made on the form attached as Exhibit A.

6.    Dividends. Participants holding Restricted Stock Units shall not be entitled to receive cash payments equal to any cash dividends and other distributions paid with respect to a corresponding number of Shares.

7.    Tax Withholding Obligations. In such rare circumstances in which withholding is applicable, to meet any such obligations of the Company and Director that might arise with respect to any withholding taxes, FICA contributions, or the like under any federal, state, or local statute, ordinance, rule, or regulation in or connection with the award, deferral, or settlement of the Restricted Stock Units, the Committee can, in the limited circumstances where appropriate, require that the Company withhold a number of Shares otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is allowable without adverse accounting consequences) of the Participant’s estimated total federal, state, and local tax obligations associated with vesting or settlement of the Restricted Stock Units. In such rare circumstances, the Company may also, in lieu of or in addition to the foregoing, at its sole discretion, either require the Director to deposit with the Company an amount of cash sufficient to meet the withholding requirements and/or, withhold the required amounts from the Director’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises. The Company shall not deliver any of the Certificates until and unless the Director has made the deposit required herein or proper provision for required withholding has been made. Director hereby consents to any action reasonably taken by the Company to meet the withholding obligations.

8.    Restriction on Transferability. Until distribution, the Restricted Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void. Notwithstanding the above, distribution can be made pursuant to will, the laws of descent and distribution, intra-family transfer instruments or to an inter vivos trust.

9.    Rights as Shareholder. The Director shall not have voting or any other rights as a shareholder of the Company with respect to the Restricted Stock Units. Upon settlement of the Restricted Stock Units into Shares, the Director will obtain full voting and other rights as a shareholder of the Company.

10.    Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Director, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.

11.    Effect on Other Employee Benefit Plans. The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Director’s benefits under any director or other benefit plan sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or Affiliate’s employee benefit plans.

12.    No Employment, Consulting or Board Service Rights. The award of the Restricted Stock Units pursuant to this Agreement shall not give the Director any right to remain in the service of the Company or an Affiliate. Also, the award is completely within the discretion of the

Company. It is not made as a part of any ongoing element of compensation or something which Director should expect to receive annually or on any other periodic basis. It does not constitute part of Director’s compensation and unless specifically agreed to otherwise with the Company is not relevant for purposes of determining any post-employment payment or severance.

13.    Amendment. This Agreement may be amended only by a writing executed by the Company and the Director which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Director, and provided that no such amendment adversely affects the rights of the Director (but limiting the foregoing, the Committee reserves the right to change, by written notice to the Director, the provisions of the Restricted Stock Units or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to Restricted Stock Units which are then subject to restrictions as provided herein).

14.    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its stock administrator. Any notice to be given to Director shall be addressed to Director at the address listed in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.

15.    Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.    Construction. The Restricted Stock Units are being issued pursuant to Section 8 of the Plan and are subject to the terms of the Plan. A copy of the Plan has been given to the Director, and additional copies of the Plan are available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

17.    Miscellaneous.

(a)    The Board may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement, without the Participant’s written approval.

(b)    This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(c)    All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(d)    By signing this Agreement, the Director acknowledges that his or her personal employment information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan. By signing this Agreement Director consents to such transmission of personal data as the Company believes is appropriate to administer the Plan.

(e)    To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the day and year first above written.

“Director”	“Company”
ActivCard Corp.

By:

Name:

Title:

EXHIBIT A

ACTIVCARD CORP.

DEFERRAL AGREEMENT

2004 EQUITY INCENTIVE PLAN

The following election constitutes an election by the undersigned to defer payment of vested benefits pursuant to the Restricted Stock Unit Director Grant Agreement (“Agreement”) under the ActivCard Corp. 2004 Equity Incentive Plan (“Plan”). Please select (1), (2) or (3).

Election: I,                                         , hereby elect to receive the distribution (in Company Shares) of my vested Restricted Stock Units as follows:

                     (1) On my Vesting Dates;

                     (2) In one lump sum on January 15, 20     (but not before my final Vesting Date); and

                     (3) In              (not to exceed             ) annual installments starting on January 15, 20     (but not before my final Vesting Date).

In the event of death, Disability (as determined under the Plan) or a Change in Control as defined in the Plan, distribution shall be made immediately in one lump sum.

Change of Election: I hereby acknowledge, that I may not change the date of the distribution as elected above unless I do so at least twelve (12) months prior to the date the first distribution is due under the election above and at least twelve (12) months prior to the date my new election is scheduled to take effect. I also acknowledge that if I change my distribution date elected above, the first date I many receive any distribution with respect to Shares covered by this election is not earlier then five years after the date payment would otherwise have been made pursuant to the election above. Such change must be timely filed in writing with the Company’s stock option administrator. The Company shall have sole discretion to revise the terms of this election or any change, or the procedures with respect to making this election or any change, to the extent the Company deems it helpful or appropriate to comply with applicable law.

[Director Name]

[Date]